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                                                   EXHIBIT NO. 11

                                       Falcon Products, Inc. and Subsidiaries
                                       --------------------------------------
                                       COMPUTATION OF NET EARNINGS PER SHARE
                                                    (Unaudited)

                                                             Thirteen Weeks Ended            Thirty-Nine Weeks Ended
                                                         ---------------------------        -------------------------
                                                          July 29,         July 30,          July 29,       July 30,
Primary Earnings Per Share:                                 1995             1994              1995           1994
- ---------------------------                              ----------       ----------        ----------     ----------

Net earnings                                             $1,917,086       $1,631,250        $4,938,423     $4,018,763
                                                         ==========       ==========        ==========     ==========

Average number of common shares
   outstanding                                            8,647,283        8,524,533         8,616,557      8,504,413

Assumed exercise of options
   (treasury stock method)                                  231,891          210,698           213,563        214,057
                                                         ----------       ----------        ----------     ----------

      Shares for primary
         computation                                      8,879,174        8,735,231         8,830,120      8,718,470
                                                         ==========       ==========        ==========     ==========

Net earnings per share                                         $.22             $.19              $.56           $.46
                                                               ====             ====              ====           ====




Fully Diluted Earnings Per Share:
- ---------------------------------

Net earnings                                             $1,917,086       $1,631,250        $4,938,423     $4,018,763
                                                         ==========       ==========        ==========     ==========

Average number of common shares
   outstanding                                            8,647,283        8,524,533         8,616,557      8,504,413

Assumed exercise of options
   (treasury stock method)                                  246,176          215,464           246,176        215,464
                                                         ----------       ----------        ----------     ----------

      Shares for fully diluted
         computation                                      8,893,459        8,739,997         8,862,733      8,719,877
                                                         ==========       ==========        ==========     ==========

Net earnings per share                                         $.22             $.19              $.56           $.46
                                                               ====             ====              ====           ====



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